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Exhibit 23.3

August 5, 2003

Golden Star Resources
10579 Bradford Road, Suite 103
Littleton, CO 80127-4247 USA

Each of the undersigned, Mr. Dave Alexander and Mr. Mitchell Wasel, consents to the reference to him under the heading "Experts" in the Registration Statement on Form S-3 (File No. 333-33237), as amended (the "Registration Statement"), of Golden Star Resources Ltd. and any prospectuses thereto.

Yours Sincerely,

/s/ Dave Alexander
Dave Alexander

/s/ Mitchell Wasel
Mitchell Wasel

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  Exhibit 23.3